UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2011

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Resignation of Robert R. Bennett
On December 9, 2011, Robert R. Bennett provided the board of directors (the “Board”) of Liberty Interactive Corporation (the “Company”) with notice of his resignation from the Board, effective December 14, 2011.
Appointment of Larry E. Romrell
On December 15, 2011, Larry E. Romrell was appointed to the Board. Following Mr. Romrell's appointment, the Company has a total of 9 directors, divided among 3 classes, with Mr. Romrell to serve as a Class I member with a term expiring at the annual meeting of stockholders in 2014. The Board has determined that Mr. Romrell qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market (“Nasdaq”) as well as applicable rules and regulations adopted by the Securities and Exchange Commission. The Board has also determined that Mr. Romrell will serve on each of the Nominating and Corporate Governance Committee and the Audit Committee.
Following his appointment to the Board, the Board determined to grant Mr. Romrell (consistent with the annual equity awards granted to non-employee directors) under the Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011) options to purchase 12,170 shares of Series A Liberty Interactive common stock at an exercise price equal to the closing price of the Series A Liberty Interactive common stock on the Nasdaq Global Select Market on December 15, 2011 (the date such options were granted). The options will become exercisable on the second anniversary of the grant date, or on such earlier date that Mr. Romrell ceases to be a director because of death or disability, and will terminate without becoming exercisable if Mr. Romrell resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date Mr. Romrell ceases to be a director.

Compliance with Nasdaq Marketplace Rule 5605(b)(1)

As previously reported by the Company, on October 10, 2011, the Company received a letter from Nasdaq notifying the Company that, as a result of the previous resignations of Mr. Romrell and Donne F. Fisher from the Board in September 2011, it was no longer in compliance with Marketplace Rule 5605(b)(1) (the “Rule”), which requires that a majority of the Company's Board be comprised of independent directors. Prior to his resignation from the Board, Mr. Bennett was not considered an independent director for purposes of the Nasdaq rules. As described above, Mr. Romrell qualifies as an independent director. As a result of Mr. Bennett's resignation from and Mr. Romrell's appointment to the Board, a majority of the Board is now comprised of independent directors, and thus the Company has regained compliance under the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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